                                                                  EXHIBIT (d)(2)
                           CARRIER ACCESS CORPORATION
                             1995 STOCK OPTION PLAN


         1. Purposes of the Plan. This Plan is intended to assist the Company in retaining and attracting the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, to secure and increase the proprietary interest of such persons in the continued success of the Company, and to promote the success of the business of the Company and its Subsidiaries.

                   Options granted hereunder may be either "incentive stock Options" as defined in Section 422 of the Code, or "nonqualified stock Options," at the discretion of the Board and as reflected in the terms of the written Option agreement.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Cause" shall mean willful and gross misconduct on the part of an Employee or Consultant that is : materially detrimental to the Company or any Subsidiary as determined by the Board in its sole discretion.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) "Committee" shall mean the committee, if any, established by the Board to administer this Plan. The Committee shall consist of members of the Board who shall serve at the pleasure of the Board.

                  (e) "Common Shares" shall mean the Common Shares of the Company, par value $.01 per share.

                  (f) "Company" shall mean Carrier Access Corporation, a Colorado corporation.

                  (g) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not. "Consultant" may also apply to other select parties, where "select" shall mean any individual or business entity as determined appropriate by the Board or the Committee.

                  (h) "Continuous Status as an Employee or a Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave or absence approved by the Board; provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is guaranteed by contract or statute.

                  (i) "Employee" shall mean any common law employee, including officers of the Company or any Parent or Subsidiary of the Company.

                  (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (k) "Incentive Option" shall mean a stock Option granted pursuant to the Plan, and intended to qualify as an incentive stock Option within the meaning of Section 422 of the Code.

                  (1) "Nonqualified Option" shall mean an Option which does not qualify under Section 422 of the Code.

                  (m) "Option" shall mean a stock Option granted pursuant to the Plan to purchase Common Shares, including Incentive Options, Nonqualified Options and Reload Options.

                  (n) "Optioned Shares" shall mean the Common Shares subject to an Option.

                  (o) "Optionee" shall mean an Employee or Consultant who receives an Option.

                  (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (q) "Plan" shall mean this Carrier Access Corporation 1995 Stock Option Plan.

                  (r) "Reload Option" shall mean the right to receive a further Option for a number of Common Shares not greater than the number of Common Shares surrendered by the Optionee upon exercise of the original Option as contemplated by Section 5 of the Plan.

                  (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

                  (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Shares Subject to the Plan. Subject to the provisions of Section 8, the Common Shares which may be issued or transferred pursuant to the Plan shall not exceed 2,000,000 Common Shares in the aggregate, less any Common Shares issued to Employees or Consultants pursuant to stock purchase agreements after the effective date of the Plan, and not repurchased by the Company thereunder. The Common Shares which are made the subject of the Plan may be Common Shares now or hereafter authorized but unissued, or Common Shares subsequently reacquired by the Company.

                  If an Option should expire or become unexercisable for any reason without having been exercised in full, the Common Shares not purchased which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

         4. Administration of the Plan.

                  (a) Procedure. The Plan shall be administered by the Board.

                  The Board may delegate its authority to a Committee, appointed by it, consisting of not less than two (2) members of the Board, to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without Cause), appoint new members in substitution therefor, fill vacancies however caused, and remove all members of the Committee, and thereafter directly administer the Plan. References in this Plan to the Board shall include the Committee, if there is a Committee, unless the context otherwise requires.

                  Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

                  At such time as there is a public market for the Common Shares, or any class of equity securities of the Company is registered under
Section 12 of the Exchange Act, the Plan shall thereupon be administered by a Committee of disinterested persons (as such term is defined by Rule 16b-3 under the Exchange Act) appointed by the Board each of whom is a member of the Board. During the one year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving and for one year after serving on the Committee, such members shall not be eligible for selection as persons to whom Common Shares may be allocated or to whom Options or share appreciation rights may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire Common Shares, Options or share appreciation rights of the Company, except as otherwise permitted by Section 16 of the Exchange Act and the Rules and Regulations thereunder.

                  (b) Powers of the Board/Committee. Subject to the provisions of the Plan, the Board or Committee shall have the authority, in its sole discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any controversy or claim arising out of or relating to the Plan shall be determined unilaterally by and at the sole discretion of the Board or Committee.

                  (c) Effect of Board's/Committee's Decision. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility. Options may be granted only to Employees and Consultants. Incentive Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options. The Board or the Committee shall determine from time to time those Employees and Consultants to whom Options are to be granted, and those Employees to whom Incentive Options are to be granted.

                  Without in any way limiting the authority of the Board hereunder, the Board or the Committee shall have authority to grant Reload Options. Any such Reload Option shall be subject to such other terms and conditions as the Board or Committee may determine, but in all events subject to the provisions of the Plan. Notwithstanding the foregoing, (i) the Board or Committee shall have the right, in its sole discretion, to withdraw a Reload Option to the extent that the grant thereof will result in any adverse accounting consequences to the Company, (ii) no additional Reload Options shall be granted upon the exercise of a Reload Option, and (iii) every Reload Option shall have an exercise price fixed in accordance with Section 6 of this Plan on the date the Reload Option is granted.

                  No Incentive Option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined as of the time the Incentive Option is granted) of the Common Shares for which such Optionee has been granted Incentive Options exercisable for the first time by such Employee during any calendar year under all incentive stock Option plans of the Company and any Parent and Subsidiary would exceed $100,000. Any Option purporting to constitute an Incentive Option in excess of such limitation shall constitute a Nonqualified Option to the extent of such excess.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time.

         6. Terms and Conditions.

                  (a) The per Common Share exercise price for the Common Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, except that (i) in the case of an Incentive Option the exercise price shall not be less than 100% of the fair market value of a Common Share on the date the Incentive Option is granted, provided that if an Incentive Option is granted to an Employee who, at the time of the grant of such Incentive Option, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company, directly or indirectly as contemplated by Section 422 of the Code, the exercise price shall be at least 110% of the fair market value of the Common Shares subject to the Incentive Option, and (ii) in the case of a Nonqualified Option, the exercise price shall not be less than 85% of the fair market value of a Common Share on the date such Nonqualified Option is granted.

                  (b) The fair market value shall be determined in good faith by the Board in its discretion; provided, however, that if there is a public market for the Common Shares, the fair market value per Common Share shall be the mean of the bid and ask prices of the Common Shares for the date of grant, as reported in the Wall Street Journal (or if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the Common Shares are listed on an exchange, the fair market value per Common Share shall be the closing price on such exchange on the date of grant of the Option, as reported in the Wall Street Journal. For purposes of determining whether the Option price equals the fair market value of the Common Shares (as required by Section 422(b) (4) of the Code) , the Common Shares must be valued without regard to any restriction other than a restriction which, by its terms, will never lapse.

                  (c) The consideration to be paid for the Common Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board or Committee and may consist entirely of cash, check, other Common Shares having a fair market value on the date of surrender equal to the aggregate exercise price of the Common Shares as to which the Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of the Common Shares to the extent permitted under Section 7-106-202 of the Colorado Business Corporation Act (or any successor provision). In making its determination as to the type of consideration to accept, the Board or Committee shall consider if acceptance of such consideration is adequate and may be reasonably expected to benefit the Company.

                  (d) The Board or Committee, in its sole discretion, shall determine whether any particular Option shall become exercisable in one or more installments, specify the installment dates, and, within the limitations provided in the Plan, determine the total period during which the Option is exercisable. Further, the Board or Committee may make such other provisions as may appear generally acceptable or desirable to the Board or Committee or necessary to qualify the Incentive Options as "Incentive Stock Options" under the provisions of Section 422 of the Code. The Board or Committee may also, in its sole discretion, authorize acceleration of the exercise of an Option or installment.

                  (e) No Option shall be exercisable more than ten (10) years from the date the Option is granted, or such shorter term as may be provided in the stock option agreement. However, in the case of an Incentive Option granted to an Employee who, at the time the Incentive Option is granted, owns stock possessing more than ten (10%) percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Option shall be five (5) years from the date of grant thereof, or such shorter time as may be provided in the stock option agreement.

                  (f) An Incentive Option may be exercised by an Optionee only if such Optionee enjoyed continuous Status as an Employee at all times during the period beginning on the day of the grant of the Incentive Option and ending on the day three (3) months before the date of such exercise; provided, however, that in the case of an Employee who is disabled (within the meaning of Section 22(e) (3) of the Code), the three (3) month period shall be one (1) year.

                  (g) No Incentive Option shall be exercisable prior to one year from the date the Incentive Option was granted.

                  (h) No Incentive Option shall be granted more than ten (10) years from the date the Plan is adopted.

         7. Exercise of Option.

                  (a) Procedure for Exercise. Subject to the terms hereof, any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board or Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of this Plan.

                  An Option may not be exercised for a fraction of a share.

                  An Option may be exercised in whole or in part only by the delivery by the Optionee (or legal representative thereof) of written notice to the Company in accordance with the terms of the stock option agreement by the person entitled to exercise the Option and full payment for the Common Shares with respect to which notice of exercise has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6(c) of the Plan. In the event of failure of the Optionee to take and pay for the number of Common Shares specified in the notice of exercise on the date stated therein, the Option shall become inoperative as to such number of Common Shares, but shall continue with respect to any remaining Common Shares subject to the Option as to which notice of exercise has not been given.

                  Exercise of an Option in any manner shall result in a decrease in the number of Common Shares which thereafter may be available both for purposes of the Plan and for sale under the Option.

                  The Option may not be exercised until the Company has taken all action to comply with all federal and state laws, rules and regulations and the rules and regulations of any securities exchange on which the Common Shares may then be listed applicable to the issuance of the Common Shares to be acquired, as the Company shall, in its absolute discretion upon the advice of counsel, determine to be necessary or advisable.

                  (b) No Rights as a Shareholder. The Optionee shall have no rights as a shareholder with respect to the Common Shares covered by the Option until payment for such Common Shares shall have been made in full and until the date of the issuance of a share certificate for such Common Shares. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in
Section 8 of the Plan.


                  Unless the Common Shares to be acquired pursuant to the exercise of the Option shall have been registered under the Securities Act, prior to such exercise, each notice of the exercise of the Option shall include a representation that any of the Common Shares purchased pursuant to the Option shall be acquired for investment only, and not with a view to, or for sale in connection with, any public distribution, or that any subsequent resale of any of such Common Shares either shall be made pursuant to a registration statement under the Securities Act which has become effective and is current with regard to the Common Shares being sold, or shall be made pursuant to an exemption from registration under the Securities Act. In addition, the certificates representing such Common Shares shall bear (i) any legend required by applicable Blue Sky or other state securities laws, and (ii) a legend in substantially the following form:

                           These securities have not been registered under the Securities Act of 1933, as amended, and may be offered and sold only if registered pursuant to the provisions of that Act or if, in the opinion of counsel to the seller, an exemption from registration thereunder is available, the availability of which must be established to the satisfaction of the Company.

                  (c) Termination of Status as an Employee or Consultant. Except in the case of an Incentive Option to which Section 6(f) of this Plan applies, if an Employee or Consultant ceases to serve as an Employee or Consultant, other than by reason of death or permanent disability, as the case may be, he may, but only prior to the effective date of termination, exercise his Option to the extent that he was entitled to exercise it as of the effective date of such termination, unless the written Option agreement otherwise provides. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise the Option to the extent to which he was entitled within the time specified herein, or by Section 6(f) in the case of an Incentive Option, the Option shall terminate. Notwithstanding the foregoing, in no event may an Incentive Option be exercised after the expiration of ten (10) years from the date on which it was granted.

                  (d) Disability of Optionee. Notwithstanding the provisions of
Section 7(c) above, in the event an Employee or Consultant is unable to continue his employment or consulting relationship, as the case may be, with the Company as a result of his total and permanent disability (as defined in Section 22(e)
(3) of the Code), he may, but only within 12 months, or such other period of time as is determined by the Board, from the date of termination, exercise his Option to the extent to which he was entitled to exercise it at the date of such termination; provided, however, that an Incentive Option must provide that it may be exercised within 12 months of such termination, but only to the extent of the right to exercise that had accrued at the date of termination. The foregoing 12 month periods are subject in all cases to the earlier expiration of the Option. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option to the extent to which he was entitled within the time specified herein, the Option shall terminate. Notwithstanding the foregoing, in no event may an Incentive Option be exercised after the expiration of ten (10) years from the date on which it was granted.

                  (e) Death of Optionee. In the event of the death of an
Optionee:

                           (i) during the term of the Option, who is at the time
of his death an Employee or Consultant of the Company and who shall have been in continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised at any time prior to the expiration of the Option or within 12 months following the date of death, whichever first occurs, by the Optionee's personal representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death of the Optionee; or

                           (ii) within three months, or such other period of
time as is determined by the Board (however, in no event may such period exceed three months for an Incentive Stock Option), after termination of Continuous Status as an Employee or Consultant, the Option may be exercised at any time prior to the expiration of the Option or within 12 months following the date of death, whichever first occurs, by the Optionee's personal representative or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

                  Notwithstanding the foregoing, in no event may an Incentive Option be exercised after the expiration of ten (10) years from the date on which it was granted.

                  (f) Termination for Cause. If an Optionee is terminated by the Company for Cause, all outstanding Options held by the Optionee shall be immediately forfeited to the Company and no additional exercise period shall be allowed, regardless of the vested status of the Options.

                  (g) Restriction on Disposition. Common Shares acquired pursuant to an Incentive Option shall not be disposed of by the holder thereof within 24 months from the date of grant of the Option nor within 12 months from the date of transfer of such Common Shares by the Company, other than pursuant to the laws of descent or distribution.

                  (h) Competition. Anything in this Plan to the contrary notwithstanding:

                           (i) In the event the Board determines that an
Employee or Consultant is engaging in Competitive Activity with the Company, any Subsidiary, or any business in which any of the foregoing has a material interest (the "CAC Businesses"), the Board may cancel any Option granted to such Employee or Consultant, whether or not vested, in whole or in part. Such cancellation shall be effective as of the date specified by the Board. "Competitive Activity" shall mean any business or activity in the same geographical market where a substantially similar business activity is being carried on by a CAC Business, including, but not limited to, representing or providing consulting services to any person or entity that is engaged in competition with a CAC Business or that takes a position adverse to a CAC Business. However, "competitive Activity" shall not include ownership as a shareholder of an immaterial interest in a competing business which is publicly held.

                           (ii) In the event an Optionee ceases to serve as an
Employee or Consultant, and if within a period of one year following the effective date of such termination (the "Noncompete Period") the Board determines that the Optionee has engaged during the Noncompete Period in a Competitive Activity with that of any CAC Business, then the Board in its sole discretion may cancel any Option granted to such Optionee, whether or not vested, in whole or in part, and still outstanding pursuant to any provision of this Plan. Moreover, if before or during the Noncompete Period such Optionee has exercised any Option granted to it by the Company pursuant to this Plan, in whole or in part, for the underlying Common Shares, and if the Board determines that, while an Employee or Consultant or during the Noncompete Period, the Optionee has engaged in a Competitive Activity with that of any CAC Business, upon written demand and tender by the Company (not later than the expiration of the Noncompete Period) to the Optionee of cash equal to the exercise price paid by the Optionee for the underlying Common Shares, the Optionee shall assign, transfer and convey forthwith such underlying Common Shares to the Company; and if the Optionee has sold any or all of the underlying Common Shares (the "Sold Shares"), then upon written demand and tender by the Company (not later than the expiration of the Noncompete Period) to the Optionee of cash equal to the exercise price paid for the underlying Common Shares, the Optionee shall assign, transfer and convey forthwith any remaining underlying Common Shares to the Company, and shall pay forthwith to the Company in cash an amount equal to the sale price or market price obtained by the Optionee for the Sold Shares.

         8. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of Common Shares covered by each outstanding Option, and the number of Common Shares which have been authorized for issuance under the Plan, but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of the Option, as well as the price per share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares, or any other increase or decrease in the number of issued Common Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and. conclusive. Except as otherwise expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Shares, subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board or Committee. The Board or Committee may, in the exercise of its sole discretion in such instance, declare that any Option shall terminate as of the date fixed by the Board or Committee, give each Optionee the right to exercise his Option as to all or any part of the Optioned Shares, including Common Shares as to which the Option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall be assumed or an equivalent Option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board or Committee determines, in the exercise of its sole discretion, and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Shares, including the Common Shares as to which the Option would not otherwise be exercisable. If the Board or Committee makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board or Committee shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period; provided, however, with regard to an Incentive Option, in the event of a corporate merger or consolidation, or the acquisition by the Company of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424(a) of the Code, the Board or Committee may, only in accordance with the provisions of that Section, substitute for the Incentive Option Options under a plan of the acquired corporation only if (i) the excess of the aggregate fair market value of the shares subject to Option immediately after the substitution over the aggregate Option price of such shares is not more than the similar excess immediately before such substitution, and (ii) the new Option does not give the Employee additional benefits, including any extension of the exercise.

                  9. Non-Transferability of Options. No grant of any "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) made under the Plan or any rights or interests therein shall be assignable or transferable by an Optionee except by will or the laws of descent and distribution and except to the extent it is otherwise permissible under the Exchange Act, it being understood that no grant of any "derivative security" shall be assignable or transferable pursuant to a domestic relations order. During the lifetime of an Optionee, Options granted hereunder shall be exercisable only by the Optionee, the Optionee's guardian or its legal representative.

                  10. Amendment and Termination of the Plan.

                           (a) The Board, or the Committee with the approval of
the Board, may amend or terminate the Plan from time to time in such respects as the Board or the Committee may deem advisable; provided, however, that the following revisions or amendments shall require approval of a majority of each voting group entitled to vote thereon:

                           (i) any increase in the number of Common Shares
subject to the Plan, other than in connection with an adjustment under Section 8 of the Plan; or

                           (ii) any change in the designation of the class of
Employees or Consultants eligible to be granted Options; or

                  (b) If any amendment requiring shareholder approval under
Section 13 of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 13 of the Plan.

                  (c) Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board or Committee, which agreement must be in writing and signed by the Optionee and the Company.

         11. Reservation of Common Shares. The Company during the term of this Plan, will at all times reserve and keep available such number of Common Shares as shall be sufficient to satisfy the requirements of the Plan.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Common Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority shall not have been obtained.

         12. Option Agreement. Options shall be evidenced by written Option agreements in such form as the Board or Committee shall approve.

         13. Effective Date and Duration of the Plan. The Plan shall become effective as of August 31, 1995, the date of its adoption by the Board. However, unless on, or within twelve (12) months after, the date the Plan is adopted by the Board, the Plan is approved by a majority of each voting group entitled to vote thereon, the Plan and any Options already granted shall be canceled. If such shareholder approval is obtained by written consent, it must be obtained by the unanimous consent of all voting groups of the Company entitled to vote thereon.

         This Plan shall terminate at the close of business on August 31, 2005, and no Option may be granted under the Plan after such date, but such termination shall not affect any Option previously granted.

         14. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board or Committee makes the determination, granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.